UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2017

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2017, Avinger, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 17,629,035 shares of the Company’s common stock, representing 74% of the voting power of the shares of the Company’s common stock as of April 19, 2017, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the annual meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 25, 2017.

Proposal 1 — Election of Directors. The following nominees were elected as Class II directors to serve until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- votes

Donald A. Lucas	3,788,810	5,250,722	61,494	8,528,009

James B. McElwee	3,661,953	5,383,847	55,226	8,528,009

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm.  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-votes
17,125,872	312,207	190,956	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski Chief Executive Officer

Date:  June 15, 2017